UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

 PACIFIC COAST NATIONAL BANCORP
(Exact name of registrant as specified in its charter)

California	61-1453556
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

905 Calle Amanecer, Suite 100, San Clemente, California	92673
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

None

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box: ☒

Securities Act registration statement file number to which this Form relates: 333-118859

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.01 per share
(Title of Class)

Initial Shareholder Common Stock Warrants
(Title of Class)

ITEM 1.             Description of Registrant’s Securities To Be Registered.

Pacific Coast National Bancorp (the “Registrant”) hereby incorporates by reference herein the description of its common stock, par value $0.01 per share and the initial shareholder common stock warrants, to be registered hereunder set forth under the heading “Description of Capital Stock” in the Registrant’s prospectus forming part of its Registration Statement on Form SB-2 (File No. 333-118859), originally filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, on September 8, 2004, as thereafter amended and supplemented.

ITEM 2.             Exhibits.

Exhibit No.	Description

3.1	Articles of Incorporation of Pacific Coast National Bancorp*
3.2	Bylaws of Pacific Coast National Bancorp*
4.1	Specimen stock certificate representing Pacific Coast National Bancorp Common Stock*
4.2	Form of Pacific Coast National Bancorp Shareholders' Warrant Agreement*

* Incorporated by reference to the Company’s Registration Statement on Form SB-2 (File no 333-118859), as amended, which was initially filed with the Securities and Exchange Commission on September 8, 2004.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: May 1, 2006

PACIFIC COAST NATIONAL BANCORP

By:	/s/ Michael Hahn
Michael Hahn
President and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description

*3.1	Articles of Incorporation of Pacific Coast National Bancorp*
*3.2	Bylaws of Pacific Coast National Bancorp*
*4.1	Specimen stock certificate representing Pacific Coast National Bancorp Common Stock*
*4.2	Form of Pacific Coast National Bancorp Shareholders' Warrant Agreement*

* Incorporated by reference to the Company’s Registration Statement on Form SB-2, as amended, which was initially filed with the Securities and Exchange Commission on September 8, 2004.